CORPORATE CHART
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     Company                       Directors                   Officers                      Controlling Shareholders     Percent
                                                                                                                          Held
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
1    Fenway International Inc.     H. John Wilson              H. John Wilson, President     Raghbir Kahbra               10.0
                                   A. Leonard Taylor           A. Leonard Taylor, CEO/
                                   Laurie Maranda                Secretary
                                   R. George Muscroft          Laurie Maranda, Vice
                                   Rene Cristobel                President
                                   Carlos A. Fernandez         R. George Muscroft, Vice
                                   Raghbir Kahbra                President
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2    Palcan Mining Corporation     H. John Wilson              Rene Cristobel, President     Fenway International, Inc.   39.8
                                   A. Leonard Taylor           Dativa C.D. Sangalang,        Dativa C.D. Sangalang        25.0
                                   Rene Cristobel                Secretary/Treasurer         Rene Cristobel               20.0
                                   Carlos A. Fernandez
                                   Dativa C.D. Sangalang
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3    Palcan Cement Corporation     H. John Wilson              H. John Wilson, President     Fenway International, Inc.   89.9
                                   A. Leonard Taylor           Dativa C.D. Sangalang,
                                   Laurie Maranda                Secretary/Treasury
                                   R. George Muscroft
                                   Rene Cristobel
                                   Carlos A. Fernandez
                                   Dativa C.D. Sangalang
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4    Central Palawan Mining        Benigno Bengson             Benigno Bengson, President
     and Industrial Corporation    Higinio Mendoza             Emmanuel Ferrer, Secretary
                                   Fernando Esguerra
                                   Roland Rodriquez
                                   Henry Fernandez
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5    Palawan Star Mining           Higinio Mendoza Jr.         Higinio Mendoza Jr.,
     Ventures                      Fernando Esguerra             President
                                   Henry Fernandez             Emmanuel Ferrer, Secretary
                                   Roberto Diaducae
                                   Benigno Ignacio
                                   Laureno Glorio
                                   Basilio Ayson
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6    Pyramid Hill Mining and       James Tan                   James D. Tan, President
     Industrial                    Manual Pasetes              Emmanuel Ferrer, Secretary
                                   Basilio Ayson
                                   Venancio Racosa
                                   Emmanuel Ferrer
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7    Negor RR Cement               Antonio Ernesto Rodriguez   Antonio Ernesto Rodriguez
     Corporation                   Ernesto Jose Rodriguez, Sr.   President
                                   Santiago Sargon VI          Santiago Sameon, Secretary
                                   Ma. Buena Rabe
                                   Lourdes Sameon
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